UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 27, 2015

CVSL INC.

(Exact name of registrant as specified in its charter)

Florida	001-36755	98-0534701
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2015, CVSL Inc. (the “Company”) received a letter from Tamala L. Longaberger (the “Resignation Letter”), pursuant to which she resigned as a member of the Company’s Board of Directors (the “Board”), effective immediately on that date. The Company accepted Ms. Longaberger’s resignation upon receipt of the Resignation Letter. At the time of her resignation, Ms. Longaberger was not a member of any committee of the Board.

In the Resignation Letter, Ms. Longaberger stated that her resignation was due to certain disputes and disagreements with the Company. She asserted in the Resignation Letter that the Company: (i) had reduced her base salary in her capacity as the Chief Executive Officer of The Longaberger Company; (ii) has reduced and diminished the nature, status, duties and responsibilities of her position at The Longaberger Company; and (iii) has caused The Longaberger Company to fail to timely pay sales and use taxes to several states, prompting these state taxing authorities to seek to assess Ms. Longaberger personally.

A copy of the Resignation Letter is attached hereto as Exhibit 17.1 and the description of the contents of the Resignation Letter contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Resignation Letter. The Company’s response letter, dated June 1, 2015, to Ms. Longaberger is attached to this Report as Exhibit 17.2.

As previously disclosed, Ms. Longaberger had delivered a notice of her resignation as the Chief Executive Officer of The Longaberger Company, a majority-owned subsidiary of the Company. The notice was to be effective on May 28, 2015, however, prior thereto, on May 27, 2015, the Company determined to terminate her employment for cause. A copy of the May 27, 2015 termination letter to Ms. Longaberger is attached to this Report as Exhibit 17.3.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided Ms. Longaberger with a copy of the disclosures that it is making in response to this Item 5.02 no later than the date of filing this Current Report on Form 8-K with the Securities and Exchange Commission and will provide Ms. Longaberger with the opportunity to furnish the Company, as promptly as possible, with a letter addressed to the Company stating whether Ms. Longaberger agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which she does not agree.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

17.1	Resignation Letter from Tamala L. Longaberger, dated May 29, 2015
17.2 17.3	Letter to Tamala L. Longaberger, dated June 1, 2015 Letter Tamala L. Longaberger, dated May 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CVSL Inc.

Date: June 1, 2015	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer